UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000, New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 4, 2024, Alternus Clean Energy, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”), dated as of December 4, 2024, with Secure Net Capital LLC (“Secure Net”), pursuant to which the Company issued a 20% Original Issue Discount promissory convertible note (the “2024 Note”) with a maturity date in April 2025, in the principal sum of $1,250,000. Pursuant to the terms of the 2024 Note, the Company agreed to pay to Secure Net the entire principal amount on the Maturity Date, failing which and certain events of default (as described in the 2024 Note), the 20% Original Issue Discount shall increase to 30% Original Issue Discount. The Purchase Agreement contains customary representations and warranties by the Company, and closed on the same date thereof. The Purchase Agreement resulted in net proceeds of $1,000,000 to the Company, which the Company intends to use for working capital purposes.

The 2024 Note, issued pursuant to the Purchase Agreement, is convertible at the option of the Holder at any time after the Maturity Date, including with registration rights, at a conversion price per share equal to ninety percent (90%) of the Company’s common stock’s VWAP (which is the the three (3) Trading Days immediately prior to such Conversion Date (or the nearest preceding date)) as of the date of such conversion (the “Conversion Date”). The current 2024 Note is a senior direct debt obligation of the Company ranking pari passu with all other Notes, but subordinate and junior in right of payment to the Senior Convertible Notes originally issued to 3i, LP., and other senior or pari passu Indebtedness (as defined in the Purchase Agreement) of the Company.

The Company retained Dominari Securities LLC (“Dominari”), a registered broker-dealer and member of FINRA, as the Company’s exclusive placement agent in connection with the sale of the 2024 Note and additionally issued warrants to purchase common stock of the Company (“PA Warrant”), up to an aggregate of five percent (5%) of the number of shares of common stock issued upon conversion of the 2024 Notes, if the 2024 Notes are converted after the Maturity Date. These said PAWarrants will be exercisable for an exercise price equal to one hundred fifteen percent (115%) of the conversion price per share of common stock in the conversion of 2024 Notes, as provided therein and discussed above. The said PA Warrants have an expiry of five years from the date of issuance, and comes with demand registration rights subsequent to any exercise thereof.

The description of the Purchase Agreement, the 2024 Note, and the PA Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the PA Warrant, and the 2024 Note, copies of which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, hereto and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under the Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer of securities pursuant to the Purchase Agreement, the PA Warrants, and the 2024 Note, the sale of the 2024 Note and shares of common stock issuable upon conversion of the 2024 Note, and shares of common stock issuable upon exercise of the PA Warrant described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”) for transactions not involving a public offering. In connection with the execution of the Purchase Agreement, Secure Net represented that it was an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01 Financial Statements and Appendices

Appendices

Appendix	Appendix Description

4.1	20% Original Issue Discount Unsecured Convertible Promissory Note issued by Alternus Clean Energy, Inc., dated December 4, 2024
4.2	Form of Placement Agent Warrant with respect to 20% Origin Original Issue Discount Unsecured Convertible Promissory Note issued by Alternus Clean Energy, Inc., dated December 4, 2024
10.1	Form of Note Purchase Agreement, dated December 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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